Exhibit 10.18

Unofficial Translation

Leasing Contract

Lessor (hereinafter referred to as Party A): L I U Tong I D. N o: 2301 021 9671 01 01 91 3
Address:
Telephone Number:

Lessee (hereinafter referred to as Party B): Harbin Queen Beauty Demonstration Center
ID. No:
Address:
Telephone Number:

I. For the purpose of Party B's operation, Party A will lease to Party B his premise which is located at No.107 Jingyang Street, Daowai District, Harbin (construction area: 600 square meters).

II. The leasing term commenced from January 1, 2007 until December 31, 2011. (i .e. [     ] months)

III. The rent of this premise shall be 12,500 RMB per month. Party B shall pay total amount of 150,000 RMB to Party A every twelve months. Such annual rental shall be paid before day of each month. And Party A shall issue receipt or invoice to Party B.

IV.     Upon the execution of this contract, Party B shall pay RMB to party A as the guarantee for the performance of this contract.
Party B shall also pay RMB to party A as the deposit to secure the performance and the properties inside this premise. Such guarantee and deposit will be returned to Party B upon the termination of this contract.

V. During the leasing term, Party B shall be responsible for the payment of property tax, business tax or additional tax, personal income tax, l and-use tax, rental management fees related to this premise. Moreover, Party B shall pay the telephone communication fees, security fees, water and electricity fees, health fees, elevator fees and housing management fees.

VI. Party B shall pay the rent in accordance with this contract. In case the payment of rent is overdue, the daily liquidation damage for overdue shall be 5% of monthly rental. In case the rental is days overdue, Party A shall be entitled to take back this premise and refuse to return the guarantee.

VII. Party A shall be responsible for the quality and maintenance of this premise, and Party B shall not change the structure or usage of this premise at its own decision. In case this premise and attached facilities or relevant properties were destroyed due to Party B's willful conduct or negligence, Party B shall be responsible for the reconstruction or the compensation payment.

VIII. I n case Party A wants to take back this premise during the leasing term, Party A shall give one month's prior written notice to Party B. Party A shall also return double guarantee to Party B. I n case Party B wants to terminate this contract, Party B shall issue one month's prior written notice to Party A. And Party B shall not require Party

A to return the guarantee.

IX. During the leasing term, Party B shall not sublease this premise to any third party without Party A's approval. Upon the expiration or termination of this contract, Party
B shall return this premise to Party A after the payment of all the relevant fees. Within one month before the contract expires, Party B will notify Party A if it intends to extend the lease. In case the leasing term expires and Party B dose not intend to extend such term, Party A shall be entitled to take back this premise.

X. Parties shall strive to settle any disputes arising from the performance of this contract through negotiation. In case no settlement can be reached through negotiation, such dispute can be settled through mediation in administrative authority, as well as litigation in People’s Court.

XI. This contract shall be effective after duly execution. There are three originals of this contract. Each party will hold one original. And the agent will hold one original. Parties can supply this contract through negotiation. All the supplemental agreements shall have the same legal effect.

The Appendix： Indoor Property list

Lessor (or authorized agent): LIU Tong
Signature (chop):

/s/  Tong Liu

Lessee (or authorized agent): Harbin Queen Beauty Demonstration Center
Signature (chop):

/s/ Tong Liu

This contract is executed on January 1, 2007.